UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 1, 2020, Sorrento Therapeutics, Inc. (the “Company”) completed its previously announced merger (the “Merger”) of SP Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), with and into SmartPharm Therapeutics, Inc., a Delaware corporation (“SmartPharm”), whereby SmartPharm became a wholly owned subsidiary of the Company. The Merger was effected pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 20, 2020, by and among the Company, Merger Sub, SmartPharm and John C. Thomas, Jr., as representative of the stockholders of SmartPharm (the “Stockholders’ Representative”).

The total value of the consideration payable to the holders of capital stock of SmartPharm (the “SmartPharm Stockholders”) in the Merger is equal to $19,368,664, subject to certain adjustments for net working capital, indebtedness, transaction expenses and cash (the “Consideration”). At the effective time of the Merger, SmartPharm Stockholders became entitled to receive an aggregate of 1,757,563 shares of common stock of the Company (the “Shares”) based on a price per share equal to $10.60, to be paid in accordance with the terms of the Merger Agreement, of which 204,828 Shares will be placed in escrow to serve as collateral and partial security for working capital adjustments and certain indemnification rights of the Company arising under the Merger Agreement. As provided for in the Merger Agreement, any SmartPharm Stockholder that is not an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), may receive cash in lieu of shares of common stock of the Company pursuant to the terms of the Merger Agreement. A portion of the Consideration otherwise payable to the SmartPharm Stockholders was set aside for expenses incurred by the Stockholders’ Representative.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2020, and is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Shares were offered and sold on September 1, 2020, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the accredited SmartPharm Stockholders represented that such accredited SmartPharm Stockholder was an “accredited investor,” as defined in Regulation D, and was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and the Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 8.01	Other Events.

On September 2, 2020, the Company issued a press release announcing the closing of the Merger. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibits
99.1	Press Release, dated September 2, 2020.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sorrento Therapeutics, Inc.

Date: September 2, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer

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